Exhibit 3.2


                                    BARBADOS

                                     AMENDED

                                     BY-LAWS

                                       of

                                INTERPOOL LIMITED

                               BEING BY-LAWS NO. 3

                 Incorporated on the 28th day of November, 1968

                                                                David King & Co.
                                                                Attorneys-at-Law
                                                                      Bridgetown
                                                                        Barbados

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                             THE COMPANIES ACT 1982

                                INTERPOOL LIMITED
                                  By-Laws No. 3

     By resolution of the directors of the Company passed on the _____ day of __________, 1995 and confirmed by resolution at a General Meeting of the Company held on the ______ day of __________ 19__.

1. INTERPRETATION

1.1 In these and all other by-laws of the Company, unless the context otherwise required:

     (a) "Act" means the Companies Act 1982 as from time to time amended and every statute substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

     (b) "Regulations" means any Regulations made under the Act, and every regulation substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

     (c) "By-laws" means any by-law of the Company from time to time in force;

     (d) all terms contained in the by-laws and defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

     (e) the singular includes the plural and the plural includes the singular; the masculine gender includes the feminine and neuter genders; the word "person" includes bodies corporate, companies, partnerships, syndicates, trusts and any association of persons; and the word "individual" means a natural person.


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Business of         1.2 This Company has been continued under 356.1 of the Act
Company and         to the intent that it shall qualify as an exempted
Restrictions        International Business Company under the provisions of the
thereon             International Business Companies Act 1991-24 of the Laws of
                    Barbados and any statutory modification thereof or substitution therefor from time to time subsisting and accordingly nothing shall be done or permitted to be done in about or concerning the business or affairs of the Company which shall be contrary to such intent or shall contravene such provisions and anything so done or permitted to be done shall be null and void and of no effect or shall in any way prohibit or endanger such qualification and in particular but without in any way affecting the generality of the foregoing:

                              (i)       the Company shall not carry on the
                                        business of buying or selling of goods
                                        or services in, or originating in
                                        Barbados;

                              (ii) no allotment of shares shall be made and no transfer of shares shall be registered, if such allotment or transfer would disqualify the Company from being an International Business Company as aforesaid and any such allotment or registration shall be null and void and of no effect; provided; further, but not in limitation of the foregoing, that not more than 10% of all shares of the Company may be held by persons who are residents of the Caricom region.

                    1.3 Nothing contained in these Articles of Incorporation shall preclude the settlement of a transaction entered through the facilities of the New York Stock Exchange.


                    2. REGISTERED OFFICE

                    2.1 The Registered Office of the Company shall be in Barbados at such address as the directors may fix from time to time by resolution.

                    3. SEAL


                    3.1 The common seal of the Company shall be such as the directors may by resolution from time to time adopt. The directors may by resolution approve and official seal for use in any place or district situated outside of


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                    Barbados provided such seal complies with the requirements of Section 25 of the Act.

                    4. DIRECTORS

Powers 4.1 The business and affairs of the Company shall be managed by the directors.

Number 4.2 There shall be a minimum of three (3) directors and a maximum of nine (9) directors.

Election 4.3 The directors, other than those who may be elected by the holders of any series of Preferred Shares, will be classified with respect to the time for which they severally hold office in accordance with the Articles. At the annual meeting of shareholders, the shareholders will elect by a majority vote the directors to succeed those whose terms expire at such meeting.

Tenure 4.4 Unless his tenure is sooner determined, a director shall hold office from the date on which he is elected or appointed until the close of the annual meeting of the shareholders next following but he shall be eligible for re-election if qualified.

Ceasing to be       4.5 A director shall cease to be a director
Director

                              (a) if he becomes bankrupt or compounds with his creditors or is declared insolvent;

                              (b) if he is found to be of unsound mind; or

                              (c) if by notice in writing to the Company he resigns his office and any such resignation shall be effective at the time it is sent to the Company or at the time specified in the notice whichever is earlier.

Removal of          4.6 The shareholders of the Company, may by ordinary
Director            resolution passed at a special meeting of the shareholders, remove any


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                    director from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

Vacancy 4.7 Subject to the provisions of Section 72 of the Act a vacancy among the directors of the Company may be filled by a quorum of directors and any director so appointed shall hold office for the unexpired term of his predecessor.

Alternate           4.8 Subject to authorization by the shareholders in
Director            accordance with Section 66A of the Act, any director may by notice in writing signed by him and deposited with the Company appoint an alternate director to act on his behalf.
                    Such alternate director must be either a director of the Company or a person approved by all the directors for the time being of the Company. Every alternate director shall during the period of his appointment be entitled to notice of meetings of directors and in the absence of the directors appointing him to attend and vote thereat accordingly, but his appointment shall immediately cease and determine if and when the director appointing him ceases to hold office as a director. An alternative Director so appointed shall not be entitled to receive any remuneration as a director from the Company but shall otherwise be subject to the provisions contained herein with regard to Directors. A director who is also an alternate director shall be entitled to a separate vote on behalf of the director he is representing in addition to his own vote.

Committee of        4.9 The directors may appoint from among their number a
Directors           committee of directors and subject to Section 80(2) of the
                    Act may delegate to such committee any of the powers of the directors.

                    4.10 All acts done by any meeting of the Directors, or of a committee of Directors or by any person acting as a Director, shall, notwithstanding that it afterwards be discovered that there was some defect in the election of any such Director or persons acting as aforesaid or that they or any of them were or was disqualified, be as valid as


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                    though every such person had been duly elected and was
                    qualified to be a Director.

Audit               4.11 The directors shall establish an Audit Committee. Upon
Committee           the election of two additional outside directors, a majority of the members of the Audit Committee will be independent directors. Such Committee Audit Committee shall ratify all contracts made i) under paragraph 11.1 and ii) all borrowings, loans, guarantees, mortgages, charges, pledges or other security interests given or made under paragraph 5.1 and made in favor of Interpool, Inc. or any other parent, any officer, director, or any business controlled by any officer or director of the Company, or any family member of any officer or director, or any business controlled by a family member of any officer or director.

                    5. BORROWING POWERS OF DIRECTORS

                    5.1 The directors may from time to time subject to paragraph
                    4.11 hereof;

                              (a) borrow money upon the credit of the Company;

                              (b) issue, reissue, sell or pledge debentures of the Company;

                              (c) subject to Section 53 of the Act, give a guarantee on behalf of the Company to secure performance of an obligation of any person; and

                              (d) mortgage, charge, pledge or otherwise create a security interest in all or any property of the Company, owned or subsequently acquired, to secure any obligation of the Company.

                    5.2 The directors may from time to time by resolution delegate to any officer of the Company all or any of the powers conferred on the directors by paragraph 5.1 hereof to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

                    5.3 The powers conferred by paragraph 5.1 hereof shall be in supplement of and not in substitution for any powers to borrow money


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                    for the purpose of the Company possessed by its directors or officers independently of a borrowing by-law.

                    6. MEETING OF DIRECTORS

Place of            6.1 Meetings of the directors and of any committee of the
Meeting             directors may be held within or outside Barbados.

Notice 6.2 A meeting of the directors may be convened at any time by any director or the Secretary, when directed or authorized by any director. Subject to sub-section (1) of
                    Section 76 of the Act Notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in paragraph 21 hereof not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place. A director may in any manner waive notice of a meeting of the directors and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

                    6.2.1 It shall not be necessary to give notice of a meeting of the directors to a newly elected or appointed director for a meeting held immediately following the election of directors by the shareholders or the appointment to fill a vacancy among the directors.

Quorum for          6.3 A majority of the Whole Board shall constitute a quorum
Directors'          except when a vacancy or vacancies prevents such majority,
Meetings            whereupon a majority of the directors in office shall
                    constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the Whole Board. The term "Whole Board" herein refers to the total number of directors which the Company would have if there were no vacancies. Such quorum may exercise all the powers of the directors. No


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                    business shall be transacted at a meeting of directors
                    unless a quorum is present.

Meeting by          6.3.1 A director may, if all the directors consent,
Telephone           participate in a meeting of directors of any committee of
                    the directors by means of such telephone or other communications facilities as permit all other persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed to be present at that meeting. Where the number of resident directors at such meeting equals or exceeds the number of non-resident directors such meeting shall be deemed to be held in Barbados.

Voting 6.4 Questions arising at any meeting of the directors shall be decided by a majority of votes. In the case of an equality of votes the Chairman of the meeting in addition to his original vote shall have a second or casting vote.

Resolution in       6.5 Notwithstanding any of the foregoing provisions of this
Writing             by-law a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or any other committee of the directors is as valid as if it had been passed at a meeting of the directors or any committee of the directors.

Appointments,       6.6 The directors shall cause minutes to be duly entered in
Minutes, etc.       books provided for the purpose:

                              (a) of all appointments of officers

                              (b) of the names of the directors present at each meeting of the directors and of any committee of directors

                              (c) of all orders made by the directors and committees of directors

                              (d) of all resolutions and proceedings of general meetings and of meetings of the directors and committees;


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                    And any such minutes of any meeting of the directors, or of any committee or of the Company, if purporting to be signed by the Chairman of the meeting or of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

                    7. REMUNERATION OF DIRECTORS

                    7.1 The remuneration to be paid to the directors shall be such as the directors may from time to time determine and such remuneration may be in addition to the salary paid to any officer or employee of the Company who is also a director. The directors may also award special remuneration to any director undertaking any special services on the Company's behalf other than the routine work ordinarily required of a director and the confirmation of any such resolution or resolutions by the shareholder shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Company.

                    8. DUTIES AND LIABILITIES OF DIRECTORS

Restrictions        8.1 No director or officer of the Company shall be liable to
on Liability        the Company for:

                              (a) the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity;

                              (b) any loss, damage or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company;

                              (c) the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested;


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                              (d) any loss or damage arising from the
                              bankruptcy, insolvency or tortuous act of any person, including any person with whom any moneys, securities or effects shall be lodged or deposited;

                              (e) any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company;

                              (f) any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto;

                    unless the same happens by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Duty to Comply      8.2 Nothing herein contained shall relieve a director or
with the Act        officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him from liability for a breach thereof.

                    8.2.1 The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as are submitted to and authorized or approved by the directors.

Remuneration        8.2.2 If any director or officer of the Company is employed
for services        by or performs services for the Company otherwise than as a
other than as       director or officer or is a member of a firm or a
Director            shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a shareholder, director or officer of the Company shall not disentitle such director


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                    or officer or such firm or body corporate, as they may be, from receiving proper remuneration for such services.

                    9. INDEMNITIES TO DIRECTORS AND OFFICERS

                    9.1 Subject to Section 97 of the Act except in respect of an action by or on behalf of the Company to obtain a judgement in its favour, the Company shall indemnify a director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his personal representatives, against all costs, charges and expenses, including an amount to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such Company; if:

                              (a) he acted honestly and in good faith with a view to the best interests of the Company; and

                              (b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

                    The indemnification provided for in this Article 9 shall not be deemed exclusive of any other rights which any person may have or hereafter acquire under any statute, the Articles, a by-law of the Company, agreement, vote of shareholders or disinterested directors or otherwise.

                    10. SUBMISSION OF CONTRACTS OR TRANSACTIONS FOR SHAREHOLDERS APPROVAL

                    10.1 The directors in their discretion may submit any contract, act of transaction for approval or ratification at any annual meeting of the shareholders called for the purpose of considering the same and, subject

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                    to the provisions of Section 89 of the Act, any such
                    contract, act or transaction that is approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Company's articles or any other by-law) shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company.

                    11. CONTRACTUAL INTEREST OF DIRECTORS AND OFFICERS

Contractual         11.1 No director or officer of the Company shall be
Interest            disqualified by his office from contracting with the Company nor shall any material contract between the Company and one or more of its directors or officers or between the Company and another body of which a director or officer of the Company is a director or officer or in which he has a material interest be void or voidable provided that disclosure of the interest of the director or officer in the contract has been given to the Company at the time and in the manner provided for by Section 89 of the Act and the contract was approved by the directors or shareholders and was ratified by the Audit Committee pursuant to paragraph
                    4.11 and was reasonable and fair to the Company at the time it was approved.

                    11.2 Where a director or officer has given general notice that he is a director or officer or has a material interest in any body and is to be regarded as interested in any contract or transaction with that body such notice shall constitute sufficient declaration of his interest in relation to any such contract.

Right to Vote       11.3 A director or officer of the Company shall have the
                    right to vote on any resolution to approve a contract in which he has an interest to the extent permitted by and subject to the provisions of Section 89(5) of the Act.


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                    12. OFFICERS

Appointment         12.1 The directors shall as often as may be required appoint as Secretary and, if deemed advisable, may as often as may be required appoint any or all of the following officers: a Chairman, a Deputy Chairman, a President, one or more
                    Vice-Presidents, a Treasurer, a Secretary, one or more
                    Assistant Secretaries or one or more Assistant Treasurers. A director may be appointed to any office of the Company but none of the officers except the Chairman, the Deputy
                    Chairman and the President need be a director. Two or more of the aforesaid offices may be held by the same person, except that no person may at the same time be both the President and the Secretary. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The directors may from time to time appoint such other officers and agents as they deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the directors. The directors shall designate from among such elected officers a chief executive officer, a chief operating officer, a chief financial officer and a principal accounting officer, and may from time to time make, or provide for, other designations it deems appropriate.

Remuneration        12.2 The remuneration of all officers appointed by the
                    directors shall be determined from time to time by resolution of the directors. The fact that any officer or employee is a director or shareholder of the Company shall not disqualify him from receiving such remuneration as may be determined.

Powers and          12.3 All officers shall sign such contracts, documents or
Duties              instruments in writing as require their respective
                    signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the directors.


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Delegation          12.4 In case of the absence or inability to act of any
                    officer of the Company or for any other reason that the directors may deem sufficient the directors may delegate all or any of the powers of such officer to any other officer or to any director.

Chairman 12.5 A Chairman shall, when present, preside at all meetings of the directors, and any committee of directors or the shareholders.

Deputy              12.6 If the Chairman is absent or is unable or refuses to
Chairman            act, the Deputy Chairman (if any) shall, when present,
                    preside at all meetings of the directors, and any committee of the directors, or the shareholders.

President           12.7 Unless another person is the Chief Executive Officer or the Managing Director of the Company, a President shall be the Chief Executive Officer and Managing Director of the
                    Company and shall exercise such powers and have such authority as may be delegated to him by the directors in accordance with the provisions of Section 80 of the Act. He shall be vested with and may exercise all the powers and shall perform all the duties of a Chairman and Deputy
                    Chairman if none be appointed or if the Chairman and the Deputy Chairman are absent or are unable or refuse to act.

Vice-President      12.8 A Vice-President or, if more than one, the Vice
                    Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President.

Secretary           12.9 The Secretary shall give or cause to be given notices for all meetings of the directors, of any committee of the directors and of the shareholders when directed to do so and shall have charge of the minute books and seal of the Company and of the records (other than accounting records) referred to in Section 170 of the Act.

Treasurer           12.10 Subject to the provisions of any resolution of the
                    directors, a Treasurer shall have the care and custody of all the funds and securities of the Company and shall deposit

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                    the same in the name of the Company in such bank or banks or with such other depository or depositories as the directors may direct. He shall keep or cause to be kept the accounting records referred to in Section 172 of the Act. He may be required to give such bond for the faithful performance of his duties as the directors in their uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Company to receive any indemnity thereby provided.

Assistant           12.11 The Assistant Secretary or, if more than one, the
Secretary and       Assistant Secretaries in order of seniority, and the
Treasurer           Assistant Treasurer or, if more than one, the Assistant
                    Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

Managing            12.12 The directors may from time to time appoint a Managing
Director            Director of the Company either for a fixed term or without any limitation as to the period for which he is to hold such office and may from time to time remove or dismiss him from office and appoint another in his place and may delegate to him full power to manage and direct the business and affairs of the Company (except such matters and duties as by law must be transacted or performed by the directors or by the shareholders) and to employ and discharge agents and employees of the Company or may delegate to him any lesser authority. A Managing Director shall conform to all lawful orders given to him by the directors of the Company and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Company. Any agent or employee appointed by the Managing Director may be discharged by the directors.
                    The Directors as they think fit may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with, or to the exclusion

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                    of and in substitution for all or any of the power of the
                    Directors in that behalf; and may from time to time revoke, withdraw or vary all or any such powers.

Vacancies           12.13 If the office of any officer of the Company becomes
                    vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

                    13. SHARES

Allotment and       13.1 Subject to the Act and the Articles, shares in the
Issuance            capital of the Company may be allotted and issued by
                    resolution of the directors at such times and on such conditions and to such persons or class of persons as the directors determine. No share may be allotted or issued as would result in more than one-tenth of the issued shares in the capital of the Company being held by or for the benefit of individuals resident in the Caricom region or as would otherwise result in contravention of the definition of "international business company" as contained in Section
                    3(1) of the International Business Companies Act 1991-24 or any amendment thereof.

Share Register      13.2 A register of shares issued by the Company shall be
                    kept at the registered office of the Company or at such other place within or outside of Barbados as may from time to time be designated by resolution of the directors.

Certificates        13.3 Every holder of shares in the capital of the Company
                    shall be entitled to have a certificate signed by, or in the name of, the Company by the Chairman of the Board, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant
                    Secretary of the Company, representing the number of shares owned by such person in the Company, any such signature on the certificate may be a facsimile. If such certificate is countersigned by a transfer agent other than the Company or its employee or by a registrar other than the Company or its employee, any


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                    other signature on the certificate may be a facsimile. In
                    case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                          Whenever the Company shall be authorized to issue more
                    than one class of shares or more than one series of any class of shares, the certificates representing shares of any such class or series shall set forth thereon the statements prescribed by the laws of Barbados. Any restrictions on the transfer or registration of transfer of any shares of any class or series shall be noted conspicuously on the certificate representing such shares.

Lost                13.3.1 The directors or any agent designated by the
Certificates        directors may in their or his discretion direct the issuance of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors may from time to time prescribe, whether generally or in any particular case.

Share Register      13.3.2 The certificates of shares registered in the names of two or more persons shall be delivered to the person first named on the register, or to his written order.

Commission on       13.4 The directors may authorize the Company to pay a
share purchase      commission to any person in consideration of his purchasing or agreeing to purchase shares of the Company from the Company or from any other person, or procuring purchasers for any such shares.

Ownership of        13.5 The first person named upon the register, shall as
Shares              regards voting, proxy and service of notices, be deemed the sole owner
                    of any share held jointly. Any one or more joint holders may give effectual receipts for any dividends payable in respect of such share, and upon death of a registered joint holder the surviving registered joint owners or owner shall be deemed by the Company to be absolutely entitled to the share, and the first named of such surviving joint owners shall, for the purposes first mentioned in this article, be deemed the sole owner of such share.

                    13.5.1 If several persons are registered as joint holders of any shares they shall be severally as well as jointly liable for any liability in respect of such shares, but service of notices on the first names upon the Register shall, be deemed proper services to all joint holders.

                    13.5.2 For the purposes of a quorum joint holders of any shares shall be considered as one number.

                    13.6 Subject to the Act no person shall exercise any rights of a member until his name shall have been entered in the register of members.

                    14. TRANSFER OF SHARES

Transfer 14.1 The instrument of transfer of any share shall be signed by the transferor and shall name the transferee, and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect thereof.

Instrument of       14.2 Upon compliance with provisions restricting the
Transfer            transfer or registration of transfer of shares, if any,
                    transfers or registration of transfers of shares of the Company shall be made only on the share register of the Company on surrender of the certificate or certificates for such shares properly endorsed by the registered holder thereof, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company or with a transfer agent or a registrar, if any, and the payment of all taxes due thereon.

                    15. INCREASE AND ALTERATION OF CAPITAL

Creation of         15.1 Subject to the Articles and Section 202 of the Act the
Shares              Company may by special resolution change any maximum number of shares the Company is authorized to issue and may create new classes of shares and change the designation of all or any of the Company's shares.

Rights              15.2 The new shares shall be issued upon such terms with
attaching to        such preferential, deferred, qualified or special rights,
Shares              privileges or conditions as the general meeting resolving
                    upon creating the same shall direct, and if no direction be given, as the directors shall determine, and in particular such shares may be issued with a preferential or qualified right to dividends, and in the distribution of assets of the Company, and with a special right of voting or without any right of voting, but so that in either case no preferential rights shall be given to any new capital as against the holders of the preference shares then already issued unless the same is sanctioned by the holders of the said preference shares in accordance with the provisions of paragraph 15.3.

Modification        15.3 Whenever the capital, by reason of the issue of
of Rights           preference shares or otherwise, is divided into different
                    classes of shares, all or any of the rights and privileges attached to each class may be modified, commuted, affected, abrogated or dealt with

                              (i) by a special resolution of the company, and

                              (ii) by a special resolution of the holders of the issued shares of that class,

                    and all the provisions hereinafter contained as to general meetings shall, mutatis mutandis, apply to every such meeting, but so that the quorum thereof shall be members holding or representing by proxy one-fifth of the nominal amount of the issued shares of the class.

Reduction of        15.4 The Company may reduce its capital in the manner
Capital             authorized by the Act.

                    16. DIVIDENDS

                    16.1 The directors may from time to time by resolution declare and the Company may pay dividends on the issued and outstanding shares in the capital of the Company subject to the provisions (if any) of the articles and Sections 51 and 52 of the Act.

                    16.1.1 In case several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends.

                    16.1.2 Any dividend may be paid by cheque or warrant sent through the post, or by any other means regularly used by the Company's transfer agents in its ordinary course of business, to the registered address of the member entitled, or in the case of joint holders to the registered address of that one whose name stands first on the register in respect of the joint holding, and every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent.

                    16.1.3 All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the directors for the benefit of the Company until claimed, and all dividends unclaimed for six years after having been declared may be forfeited by the directors for the benefit of the Company.

                    16.2 The Company may pay a dividend by issuing fully paid shares of the Company.

                    17. SHAREHOLDERS' MEETINGS

Annual Meeting      17.1 Subject to the provisions of Section 105 of the Act,
                    the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Barbados or, if all the shareholders entitled to vote at such meeting so agree, outside Barbados; provided, however, an annual meeting of the shareholders of the Corporation shall be held within 150 days after the end of each fiscal year of the Corporation, commencing with the fiscal year ending
                    December 31, 1996, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Special             17.2 Special meetings of the shareholders may be convened by
Meeting             order of the Chairman, or by the Secretary of the Company
                    within ten calendar days after receipt of a written request from a majority of the total number of directors which the Company would have if there were no vacancies at any date and time and at any place within Barbados or, if all the shareholders entitled to vote at such meeting so agree, outside Barbados.

Requisitioned       17.2.1 The directors shall, on the requisition of the holder
Meeting             of not less than five percent of the issued shares of the
                    Company that carry a right to vote at the meeting requisitioned, forthwith convene a meeting of shareholders, and in the case of such requisition the following provisions shall have effect:

                              (1) The requisition must state the purposes of the meeting and must be signed by the requisitionists and sent to each director of the Company and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more of the requisitionists.

                              (2) If the directors do not, within twenty-one days from the date of the requisition being so deposited, proceed to convene a meeting, the requisitionists or any of them may themselves convene the meeting, but any meeting so convened shall not be held after three months from the date of such deposit.

                              (3) Unless sub-section (3) of Section 129 of the Act applies, the directors shall be deemed not to have duly convened the meeting if they do not give such notice as is required by the Act within fourteen days from the deposit of the requisition.

                              (4) Any meeting convened under this paragraph hereof by the requisitionists shall be called as nearly as possible in the manner in which meetings are to be called pursuant to the by-laws and Divisions E and F of Part I of the Act.

                              (5) A requisition by joint holders of shares must be signed by all such holders.

Notice 17.3 A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Company in the manner specified in paragraph 21.1 hereof, not less than twenty-one days or more than fifty days (in each case exclusive of the day for which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgement thereon, and (b) the text of any special resolution to be submitted to the meeting.

Waiver of           17.4 A shareholder and any other person entitled to attend a
Notice              meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Omission of         17.5 The accidental omission to give notice of any meeting
Notice              or any irregularity in the notice of any meeting or the
                    non-receipt of any notice by any shareholder, director or the auditor of the Company shall not invalidate any resolution passed or any proceedings taken at any meeting of the shareholders.

Appointment of      17.6 When the Chairman, the Deputy Chairman, the President
Chairman            and the Vice President
                    are absent, the persons who are present and entitled to vote shall choose another director as Chairman of the meeting, but if no director is present or all the directors present decline to take the chair, the persons who are present and entitled to vote shall choose one of their number to be Chairman.

Votes 17.7 Subject to the Articles, each shareholder entitled to vote in accordance with the terms of the Articles and of these by-laws, or, with respect to the issuance of preferred stock, in accordance with the terms of a resolution or resolutions of the Board of Directors, shall be entitled to one vote, in person or by proxy, for each share entitled to vote held by such shareholder. In the election of directors, a majority of the votes present at the meeting shall elect. Any other action shall be authorized by a majority of the votes cast except where the Act, the Articles or these by-laws prescribe a different percentage of votes and/or a different exercise of voting power. Voting by ballot shall not be required for corporate action except as otherwise provided by the Act or by the Articles.

                    17.7.1 If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the other, vote the shares; but if two or more of those persons who are present, in person or by proxy vote, they must vote as one on the shares jointly held by them.

Proxies 17.8 Every shareholder may authorize another person or persons to act for such shareholder by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting. Every proxy must be signed by the shareholder or by such person's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in shares or an interest in the Company generally.

Adjournment         17.9 The Chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same may be brought before or dealt with at any adjournment meeting for which no notice is required.

Quorum 17.10 Subject to the provisions of these by-laws, the Articles and any provision of the Act as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Company entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business, and the vote in person or by proxy of the holders of a majority of the shares constituting such quorum shall be binding on all shareholders of the Company. A majority of the shares present in person or by proxy and entitled to vote may, regardless of whether or not they constitute a quorum, adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

Resolution in       17.11 Notwithstanding any of the foregoing provisions of
lieu of             this by-law a resolution in writing signed by all the
Meeting             shareholders entitled to vote on that resolution at a
                    meeting of the shareholders is, subject to Section 128 of the Act, as valid as if it had been passed at a meeting of the shareholders.

                    18. ACCOUNTS AND AUDIT

Financial           18.1 At every annual meeting of the Company the directors
Statements          shall lay before the shareholders the comparative financial statements required by Section 147 of the Act, the auditors report (if any) and any further information respecting the financial position of the Company required by the Articles of the Company or these by-laws. All such financial statements, reports and information shall be made in accordance with U.S. generally accepted accounting principles and generally accepted auditing standards, as applicable.

Directors           18.2 The directors of the Company must approve the financial
Approval            statements and such approval must be evidenced by the
                    signature of at least one director.

Copies to           18.3 A copy of the financial statements together with the
Shareholders        other documents referred to in paragraph 17.1 shall not less than twenty-one days before each annual meeting be sent to each shareholder except to a shareholder who has informed the Company in writing that he does not wish a copy of these statements and documents.

Copy at             18.4 A copy of the financial statements of the Company and
Registered          of any of its subsidiary bodies corporate the accounts of
Office              which are consolidated in the financial statements shall be kept at the registered office of the Company.

Auditor 18.5.1 At each annual meeting of the Company the shareholders shall by ordinary resolution appoint an auditor.

Term of Office      18.5.2 An auditor appointed at an annual meeting shall,
                    unless he is removed under Section 158 of the Act, continue in office until the close of the next annual meeting. If an auditor is not appointed at an annual meeting the incumbent auditor shall remain in office until his successor is appointed.

Vacancy 18.5.3 Where an auditor ceases to hold office by reason of death or resignation, the directors, subject to Section 159(2), shall forthwith appoint an auditor to fill the vacancy and such appointee shall hold office for the unexpired term of his predecessor.

Remuneration        18.5.4 The remuneration of the auditor may be fixed by
                    ordinary resolution of the shareholders or, if not so fixed, it may be fixed by the directors.

                    19. INFORMATION AVAILABLE TO SHAREHOLDERS

                    19.1 Except as provided by the Act, no shareholder shall be entitled to any information respecting any details or conduct of the Company's business which in the opinion of the directors it would be inexpedient in the interests of the Company to communicate to the public.

                    19.2 The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred by statute or authorized by the directors or by a resolution of the shareholders.

                    20. VOTING IN OTHER COMPANIES

                    20.1 All shares or debentures carrying voting rights in any other body corporate that are held from time to time by the Company may be voted at any and all meetings of shareholders, debenture holders (as the case may be) of such other body corporate and in such manner and by such person or persons as the directors of the Company shall from time to time determine. The officers of the Company may for and on behalf of the Company from time to time:

                              (a) execute and deliver proxies; and

                              (b) arrange for the issuance of voting
                              certificates or other evidence of the right to vote;

                    in such names as they may determine without the necessity of a resolution or other action by the directors.

                    21. NOTICES

Method of           21.1 Any notice or other document required by the Act, the
giving              Regulations, the Articles or the by-laws to be sent to any
Notice              shareholder, debenture holder, director or auditor may be
                    delivered personally or sent by prepaid mail, cable, telex or telecopier to any such person at his latest address as shown in the records of the Company or its transfer agent and to any such director at his latest address as shown in the records of the Company or in the latest notice filed under Section 66 or 74 or the Act, and to the auditor at this business address.

Waiver of           21.2 Notice may be waived or the time for the notice may be
Notice              waived or abridged at any time with the consent in writing of the person entitled thereto.

Undelivered         21.3 If a notice or document is sent to a shareholder or
Notices             debenture holder by prepaid mail in accordance with this
                    paragraph and the notice or document is returned on three consecutive occasions because the shareholder or debenture holder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder or debenture holder until he informs the Company in writing of his new address.

Notice to           21.4 All notices or other documents with respect to any
first               shares or debentures registered in more than one name shall
named               be given to whichever of such persons is named first in the records of the Company and any notice or other document so given shall be sufficient notice or delivery to all the holders of such share or debentures.

Notice binding      21.5 Subject to Section 184 of the Act, every person who by
on successors       operation of law, transfer or by any other means whatsoever
in title            becomes entitled to any share is bound by every notice or
                    other document in respect of such share that, previous to his name and address being entered in the records of the Company, is duly given to the person from whom he derives his title to such share.

Deceased 21.6 Subject to Section 184 of the Act, any notice or other document delivered or sent by prepaid mail, cable, telex or telecopier, or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder is deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of the shares held by him (whether held solely or with any other person) until some other person is entered in his stead in the records of the Company as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his personal representatives and on all persons, if any, interested with him in such shares.

Signature           21.7 The signature of any director or officer of the Company
to Notice           to any notice or document to be given by the Company may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

Computation         21.8 Where a notice extending over a number of days or other
of Time             period is required under any provisions of the Articles or the by-laws the day of sending the notice shall, unless it is otherwise provided, be counted in such number of days or other period.

Proof of            21.9 Where a notice required under paragraph 21.1 hereof is
Service             delivered personally to the person to whom it is addressed or delivered to his address as mentioned in paragraph 21.1 hereof, service shall be deemed to be at the time of delivery of such notice.

                    21.9.1 Where such notice is sent by post, service of notice shall be deemed to be effected forty-eight hours after posting if the notice was properly addressed and posted by prepaid mail.

                    21.9.2 Where the notice is sent by cable, telex or telecopier, service is deemed to be effected on the date on which the notice is so sent.

                    21.9.3 A certificate of an officer of the Company in office at the time of the making of the certificate or of any transfer agent of shares of any class of the Company as to facts in relation to the delivery of sending of any notice shall be conclusive evidence of those facts.

                    22. CHEQUES, DRAFTS AND NOTES

                    22.1 All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officers or persons and in such manner as the directors may from time to time designate by resolution.

                    23. EXECUTION OF INSTRUMENTS

                    23.1 Contracts, documents or instruments in writing requiring the signature of the Company may be signed by a Chairman, a Deputy Chairman, a Chief Executive Officer, a President or a Vice-President together with the Secretary, Assistant Secretary or the Treasurer and all contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorization or formality. The directors shall have power from time to time by resolution to appoint any officers or persons on behalf of the Company either to sign certificates for shares in the Company and contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

                    23.1.1 The common seal of the Company may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officers or persons specified in paragraph 23.1 hereof.

                    23.1.2 Subject to Section 134 of the Act, a Chairman, a Deputy Chairman, a Chief Executive Officer, a President or a Vice-President together with the Secretary, Assistant Secretary or the Treasurer shall have authority to sign and execute (under the seal of the Company or otherwise) all the instruments that may be necessary for the purpose of selling, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

                    24. SIGNATURES

                    24.1 The signature of a Chairman, a Deputy Chairman, a President, a Vice President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Company or of any officer or person, appointed pursuant to paragraph 21.1 hereof by resolution of the directors may, if specifically authorized by resolution of directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any certificate for shares in the Company or contract, document or instrument in writing, bond, debenture or other security of the Company executed or issued by or on behalf of the Company. Any document or instrument in writing on which the signature of any such officer or person is so reproduced shall be deemed to have been manually signed by such officer or person whose signature is so reproduced and shall be as valid to all intents and purposes as if such document or instrument in writing had been signed manually and notwithstanding that officer or person whose signature is so reproduced has ceased to hold office at the date on which such document or instrument in writing is delivered or issued.

                    25. FINANCIAL YEAR

                    25.1 The directors may from time to time by resolution establish the financial year of the company.

ENACTED this _____ day of ________________ 19__.


- -------------------------                 -------------------------
Chairman                                  Assistant Secretary